Exhibit 5.1


                                 LAW OFFICES OF
              CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.


                             1900 U.S. BANK BUILDING
                              233 SOUTH 13TH STREET
                          LINCOLN, NEBRASKA 68508-2095
                                 (402) 474-6900
                               FAX (402) 474-5393
                              www.clinewilliams.com


                                December 14, 2005


Board of Directors
NEDAK Ethanol, LLC
P.O. Box 391 Atkinson, NE 68713

        Re:  Form SB-2 Registration Statement under the Securities Act of 1933

Gentlemen:

        Our opinion has been requested with respect to the propriety of the issuance of up to 3,150 units of membership interest (the "Units") of NEDAK Ethanol, LLC (the "Company"). In that regard, we have examined such corporate documents as we have deemed necessary under the circumstance and have conducted such legal research as we have deemed advisable. Based upon the foregoing, it is our opinion that the Units, when issued and sold to the public as contemplated by the Form SB-2 Registration Statement, will be validly issued, fully paid and non-assessable equity securities of the Company, enforceable in accordance with their terms.

        We consent to the reference to our firm under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the foresaid Form SB-2 Registration Statement.

                                Very truly yours,


                                /s/ Donald f. Burt
                                DONALD F. BURT
                                For the Firm